Exhibit 99.2

CSX REPORTS FOURTH-QUARTER 2004 EARNINGS

          JACKSONVILLE, Fla., January 25, 2005 – CSX Corporation (NYSE: CSX) today reported its financial results for the fourth quarter of 2004.

•	Net earnings were $66 million, or 30 cents per share, including international terminal’s discontinued operations and related tax obligations, which lowered net earnings by $93 million, or 41 cents per share;

•	Net earnings from continuing operations were $159 million, or 71 cents per share, up $47 million, or 42% compared to the prior year’s quarter;

•	Surface Transportation operating income, including rail and intermodal operations, was $315 million, up $76 million, or 32% compared to the fourth quarter of 2003.

          CSX’s core Surface Transportation businesses produced operating income of $315 million in the fourth quarter of 2004 versus $239 million in the previous year’s quarter. The fourth quarter of 2004 included a $7 million positive impact from an extra week that resulted from the company’s 52/53 week fiscal reporting calendar. The 2003 quarter contained a net charge for management’s restructuring initiative of $12 million. On a comparable basis, Surface Transportation operating income for 2004 would have been $308 million, representing a 23% improvement over 2003.

          “CSX’s earnings were driven by the continued strength in the economy and by improving operations,” said Michael J. Ward, CSX Corporation chairman, president and chief executive officer. “Notably, this quarter represents the fourth straight quarter in which CSX has delivered consistent, continuous improvement in core earnings.”

          Surface Transportation revenue for the quarter was $2.17 billion including $117 million from the 53rd accounting week. On an adjusted 52-week basis, revenue for the quarter was up 8% led by strength in the company’s merchandise, coal and intermodal markets.

          Ward added, “The continued growth in revenue was due in large part to the ongoing success in the company’s yield initiatives and represents the 11th consecutive quarter of solid revenue growth. Long-term, CSX’s success is dependant on its ability to drive further improvements in operations for its customers. In the fourth quarter, the rail network showed signs of improving fluidity as the company worked to fine-tune the new operating plan that was put in place during the third quarter. The leadership of CSX remains optimistic about the operating plan and the opportunity it holds for the company going forward.”

          In the fourth quarter of 2004, CSX entered into a definitive agreement to sell its international terminals business for $1.15 billion in cash and other consideration. Amounts related to this business are reported as discontinued operations for all periods presented. As a result of this agreement, the company recorded additional tax expense in the quarter of $97 million related to undistributed foreign earnings.

          Commenting on the CSX World Terminals transaction, Ward said, “The company expects to close on this transaction in the first quarter of this year allowing CSX to even further sharpen its focus on core Surface Transportation businesses.”

          CSX’s detailed financial information is contained in the company’s Quarterly Flash document, which will be posted on the company’s website, www.csx.com, and filed on Form 8-K with the Securities and Exchange Commission today.

          CSX Corporation, based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSX Transportation, Inc. and its 32,000 employees provide rail transportation services over a 21,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX Corporation also provides intermodal and global container terminal operations through other subsidiaries.

          This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

          Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

500 Water Street
15th Floor, C900
Jacksonville, FL 32202
http://www. csx .com

Contact:

David Baggs
(904) 359-4812

The accompanying unaudited financial information should be read in conjunction with the Company’s 2003 Annual Report on Form 10-K, 2004 Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED INCOME STATEMENTS
(Dollars in Millions, Except Per Share Amounts)

		(Unaudited)
		Quarters Ended		Years Ended
		Dec. 31,	Dec. 26,	Dec. 31,	Dec. 26,
		2004	2003	2004	2003

Revenue and Expense	Surface Transportation Revenue	$2,172	$1,896	$8,020	$7,439
	Surface Transportation Expense	1,857	1,657	7,027	6,788

	Surface Transportation Operating Income	315	239	993	651
	Other Operating Income	2	(2)	7	(131)

	Consolidated Operating Income	317	237	1,000	520
	Other Income	38	35	72	93
	Interest Expense	112	107	435	418

Earnings	Earnings From Continuing Operations Before Income Taxes and Cumulative Effect of Accounting Change	243	165	637	195
	Income Tax Expense	84	53	219	58

	Earnings From Continuing Operations Before Cumulative Effect of Accounting Change	159	112	418	137
	Cumulative Effect of Accounting Change - Net of Tax (Note f)	—	—	—	57

	Earnings From Continuing Operations	159	112	418	194
	Discontinued Operations - Net of Tax (Note d)	(93)	11	(79)	52

	Net Earnings	$66	$123	$339	$246

Per Common Share	Earnings Per Share, Assuming Dilution:
	Before Discontinued Operations and Cumulative Effect of Accounting Change	$0.71	$0.51	$1.87	$0.63
	Cumulative Effect of Accounting Change	—	—	—	0.25

	Earnings From Continuing Operations	0.71	0.51	1.87	0.88
	Discontinued Operations	(0.41)	0.05	(0.35)	0.23

	Net Earnings	$0.30	0.56	$1.52	1.11

	Average Diluted Common Shares Outstanding (Thousands)	225,373	224,470	225,030	224,328

	Cash Dividends Paid Per Common Share	$0.10	$0.10	$0.40	$0.40

See accompanying Notes to Consolidated Financial Statements.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

		(Unaudited)
		Dec. 31,	Dec. 26,
		2004	2003

Assets	Current Assets
	Cash, Cash Equivalents and Short-term Investments	$840	$368
	Accounts Receivable - Net	1,162	1,115
	Materials and Supplies	165	168
	Deferred Income Taxes	—	136
	Other Current Assets	158	61
	International Terminals Assets Held for Sale	445	446

	Total Current Assets	2,770	2,294
	Properties - Net	19,945	13,634
	Investment in Conrail	574	4,678
	Affiliates and Other Companies	296	220
	Other Long-term Assets	779	919

	Total Assets	$24,364	$21,745

Liabilities	Current Liabilities
	Accounts Payable	$879	$821
	Labor and Fringe Benefits Payable	371	388
	Casualty, Environmental and Other Reserves	229	280
	Current Maturities of Long-term Debt	983	426
	Short-term Debt	101	2
	Income and Other Taxes Payable	102	114
	Other Current Liabilities	115	153
	International Terminals Liabilities Held for Sale	191	199

	Total Current Liabilities	2,971	2,383
	Casualty, Environmental and Other Reserves	819	836
	Long-term Debt	6,234	6,886
	Deferred Income Taxes	5,985	3,697
	Other Long-term Liabilities	1,538	1,507

	Total Liabilities	17,547	15,309

Shareholders’ Equity	Common Stock, $1 Par Value	215	215
	Other Capital	1,612	1,567
	Retained Earnings	5,210	4,957
	Accumulated Other Comprehensive Loss	(220)	(303)

	Total Shareholders’ Equity	6,817	6,436

	Total Liabilities and Shareholders’ Equity	$24,364	$21,745

See accompanying Notes to Consolidated Financial Statements.

CSX Corporation and Subsidiaries	Quarterly Flash

CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in Millions)

		(Unaudited)
		Years Ended
		Dec. 31,	Dec. 26,
		2004	2003

Operating Activities	Net Earnings	$339	$246
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	730	643
	Deferred Income Taxes	257	119
	Cumulative Effect of Accounting Change - Net of Tax	—	(57)
	Additional Loss on Sale	—	108
	Provision for Casualty Reserves	—	232
	Restructuring Charge	77	44
	Net Gain on Conrail Spin-off - After tax	(16)	—
	Other Operating Activities	(30)	(130)
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(21)	19
	Termination of Sale of Receivables Program	—	(380)
	Other Current Assets	28	40
	Accounts Payable	26	49
	Other Current Liabilities	64	(129)

	Net Cash Provided by Operating Activities	1,454	804

Investing Activities	Property Additions	(1,058)	(1,059)
	Net Proceeds from Divestitures	55	214
	Short-term Investments - Net	(247)	65
	Other Investing Activities	(18)	(27)

	Net Cash Used by Investing Activities	(1,268)	(807)

Financing Activities	Short-term Debt - Net	99	(141)
	Long-term Debt Issued	401	919
	Long-term Debt Repaid	(434)	(500)
	Dividends Paid	(85)	(86)
	Other Financing Activities	40	(20)

	Net Cash Provided by Financing Activities	21	172

Cash, Cash Equivalents and Short-term Investments	Net Increase in Cash and Cash Equivalents	207	169
	Cash and Cash Equivalents at Beginning of Period	296	127

	Cash and Cash Equivalents at End of Period	503	296
	Short-term Investments at End of Period	337	72

	Cash, Cash Equivalents and Short-term Investments at End of Period	$840	$368

See accompanying Notes to Consolidated Financial Statements.

CSX Corporation and Subsidiaries	Quarterly Flash

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

***CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter.***

(a)	Prior periods have been reclassified and/or restated to conform to the current year presentation.

2004

(b)	In the first quarter of 2004, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities.” The Company consolidated Four Rivers Transportation (“FRT”), a short-line railroad, which was previously accounted for under the equity method. The fourth quarter of 2004 includes revenues, operating expenses and after-tax income of approximately $17 million, $8 million and $2 million for FRT, respectively. The fiscal year ended December 31, 2004, includes revenues, operating expenses and after-tax income of approximately $63 million, $35 million, and $6 million, respectively. Other income for the fiscal year ended December 26, 2003, includes net equity earnings of FRT of approximately $4 million.

(c)	In the third quarter of 2004, CSX, Norfolk Southern Corporation and Conrail, Inc. completed a corporate reorganization of Conrail that resulted in the direct ownership and control by CSXT of routes and assets that had previously been operated by CSXT under operating and lease agreements with a Conrail subsidiary. As a part of the reorganization, CSXT issued new unsecured debt obligations, which were exchanged for unsecured debt obligations of Consolidated Rail Corporation (“CRC”), a Conrail subsidiary. In addition, CSXT entered into new lease and sublease arrangements with CRC to support CRC’s secured debt and lease obligations, and the long-term note due from CSX to Conrail was eliminated. The reorganization did not affect the Shared Assets Areas, which continue to be owned and operated by CRC and are reflected in CSX’s remaining Investment in Conrail as shown in the Consolidated Balance Sheets.

The distribution was accounted for at fair value, resulting in a net gain of $16 million after tax, which is included in other income in the Consolidated Income Statement.

The assets and liabilities acquired at the time of the Conrail spin-off transaction are as follows:

Current Assets	$7
Properties – Net	6,018
Investment in Conrail	(4,130)
Other Long-term Assets	136

Total Assets	$2,031

Current Liabilities	$7
Long-term Liabilities	15
Long-term Debt	(93)
Deferred Taxes	2,086
Retained Earnings	16

Total Liabilities and Retained Earnings	$2,031

(d)	In the fourth quarter of 2004, CSX entered into a definitive agreement to sell its international terminals business for $1.15 billion in cash and other consideration. As a result, amounts related to this business are reported as discontinued operations for all periods presented. On the income statement, this amount includes their net earnings as well as additional tax expense of $97 million related to their undistributed foreign earnings. On the balance sheet, the amounts related to this business are shown as “International Terminals Assets/Liabilities Held for Sale.”

(e)	Beginning in the fourth quarter of 2004, CSX is required by EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” to include approximately 10 million shares underlying its convertible debt instrument using the if-converted method in the computation of earnings per share, assuming dilution. The dilutive impact for all periods is 2%-4%. All periods presented have been restated.

2003

(f)	Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” was issued in 2001. In conjunction with the group-life method of accounting for asset costs, the Company historically accrued crosstie removal costs as a component of depreciation, which is not permitted under SFAS 143. With the adoption of SFAS 143 in fiscal year 2003, CSX recorded pretax income of $93 million, $57 million after tax, as a cumulative effect of an accounting change in the first quarter, representing the reversal of the accrued liability for crosstie removal costs. The adoption of SFAS 143 did not have a material effect on prior reporting periods.

(g)	In the third quarter of 2003, the Company changed its estimate of casualty reserves to include an estimate of incurred but not reported claims for asbestos and other occupational injuries to be received over the next seven years. In conjunction with the change in estimate, the Company recorded a charge of $232 million, $145 million after tax, in the third quarter of 2003 to increase its provision for these claims.

(h)	Effective for the third quarter 2003, CSX entered into two settlement agreements with Maersk, which resolved all material disputes pending between the companies arising out of the 1999 sale of the international container-shipping assets. The effect reduced the Company’s earnings by $108 million pretax, $67 million after tax. This charge is reflected in the financial statements as the Additional Loss on Sale of the international container-shipping assets.

CSX Corporation and Subsidiaries	Quarterly Flash

BUSINESS SEGMENTS (Unaudited)(a)(b)
(Dollars in Millions)
Quarters Ended Dec. 31, 2004, and Dec. 26, 2003

					Surface		Eliminations/
	Rail		Intermodal		Transportation		Other(c)		Total
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003

Operating Revenue	$1,801	$1,568	$371	$328	$2,172	$1,896	$—	$—	$2,172	$1,896
Operating Expense
Labor and Fringe	718	636	22	19	740	655	1	—	741	655
Materials, Supplies and Other	418	341	48	57	466	398	1	5	467	403
Conrail Rents, Fees and Services	24	83	—	—	24	83	—	—	24	83
Building and Equipment Rent	116	110	30	36	146	146	(3)	(3)	143	143
Inland Transportation	(113)	(102)	190	175	77	73	—	—	77	73
Depreciation	205	141	10	9	215	150	2	2	217	152
Fuel	189	140	—	—	189	140	—	—	189	140
Miscellaneous	—	—	—	—	—	—	(3)	(2)	(3)	(2)
Restructuring Charge	—	12	—	—	—	12	—	—	—	12

Total Operating Expense	1,557	1,361	300	296	1,857	1,657	(2)	2	1,855	1,659

Operating Income (Loss)	$244	$207	$71	$32	$315	$239	$2	$(2)	$317	$237

Operating Ratio	86.5%	86.8%	80.9%	90.2%	85.5%	87.4%

Years Ended Dec. 31, 2004, and Dec. 26, 2003

					Surface		Eliminations/
	Rail		Intermodal		Transportation		Other(c)		Total
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003

Operating Revenue	$6,694	$6,182	$1,326	$1,257	$8,020	$7,439	$—	$128	$8,020	$7,567
Operating Expense
Labor and Fringe	2,698	2,555	78	73	2,776	2,628	3	61	2,779	2,689
Materials, Supplies and Other	1,508	1,329	199	201	1,707	1,530	2	56	1,709	1,586
Conrail Rents, Fees and Services	256	342	—	—	256	342	—	—	256	342
Building and Equipment Rent	425	418	141	144	566	562	(13)	(4)	553	558
Inland Transportation	(421)	(399)	714	697	293	298	—	16	293	314
Depreciation	664	579	38	32	702	611	9	9	711	620
Fuel	656	566	—	—	656	566	—	15	656	581
Miscellaneous	—	—	—	—	—	—	(8)	(5)	(8)	(5)
Provision for Casualty Claims	—	229	—	—	—	229	—	3	—	232
Additional Loss on Sale	—	—	—	—	—	—	—	108	—	108
Restructuring Charge - Net	67	22	4	—	71	22	—	—	71	22

Total Operating Expense	5,853	5,641	1,174	1,147	7,027	6,788	(7)	259	7,020	7,047

Operating Income (Loss)	$841	$541	$152	$110	$993	$651	$7	$(131)	$1,000	$520

Operating Ratio	87.4%	91.2%	88.5%	91.2%	87.6%	91.2%

(a)	Prior periods have been reclassified and/or restated to conform to the current year presentation.

(b)	CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter.

(c)	Eliminations/Other consists of the following:

(1)	Operations of CSX Lines for 2003 and gain amortization in both years

(2)	Charge incurred upon entering into settlement agreements with Maersk in 2003

(3)	Other items

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Loads (Thousands); Revenue (Dollars in Millions)

CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter.

	Fourth Quarter Loads			Fourth Quarter Revenue
	14 Weeks	13 Weeks		14 Weeks	13 Weeks
	2004	2003	% Change	2004	2003	% Change

Merchandise
Phosphates and Fertilizers	123	116	6%	$89	$83	7%
Metals	96	88	9	138	110	25
Forest Products	121	114	6	185	153	21
Food and Consumer	66	61	8	105	89	18
Agricultural Products	93	95	(2)	137	129	6
Chemicals	146	135	8	283	248	14
Emerging Markets	134	120	12	138	116	19

	779	729	7	1,075	928	16

Automotive	135	139	(3)	228	228	-

Coal, Coke and Iron Ore
Coal	440	406	8	460	388	19
Coke and Iron Ore	20	18	11	18	15	20

	460	424	8	478	403	19
Other	—	—	—	20	9	122

Total Rail	1,374	1,292	6	1,801	1,568	15

Intermodal
Domestic	268	285	(6)	220	214	3
International	341	290	18	137	115	19
Other	—	—	—	14	(1)	1,500

Total Intermodal	609	575	6	371	328	13

Total Surface Transportation	1,983	1,867	6%	2,172	1,896	15%

	Year Loads			Year Revenue
	53 Weeks	52 Weeks		53 Weeks	52 Weeks
	2004	2003	% Change	2004	2003	% Change

Merchandise
Phosphates and Fertilizers	471	460	2%	$341	$329	4%
Metals	380	348	9	511	435	17
Forest Products	465	459	1	681	622	9
Food and Consumer	245	242	1	377	351	7
Agricultural Products	356	363	(2)	512	497	3
Chemicals	564	541	4	1,069	989	8
Emerging Markets	506	476	6	504	471	7

	2,987	2,889	3	3,995	3,694	8

Automotive	507	529	(4)	835	853	(2)

Coal, Coke and Iron Ore
Coal	1,659	1,570	6	1,714	1,543	11
Coke and Iron Ore	71	65	9	66	57	16

	1,730	1,635	6	1,780	1,600	11
Other	—	—	—	84	35	140

Total Rail	5,224	5,053	3	6,694	6,182	8

Intermodal
Domestic	1,028	1,060	(3)	795	784	1
International	1,278	1,170	9	507	469	8
Other	—	—	—	24	4	500

Total Intermodal	2,306	2,230	3	1,326	1,257	5

Total Surface Transportation	7,530	7,283	3%	8,020	7,439	8%

Prior periods have been reclassified and/or restated to conform to the current year presentation.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION TRAFFIC AND REVENUE
Loads (Thousands); Revenue (Dollars in Millions)

CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter.
In the following discussion of quarterly comparisons, the two periods are compared as if they were of equal duration.

	13 Weeks
	Fourth Quarter Loads			Fourth Quarter Revenue
	2004	2003	% Change	2004	2003	% Change

Merchandise
Phosphates and Fertilizers	115	116	(1)%	$83	$83	—%
Metals	90	88	2	129	110	17
Forest Products	112	114	(2)	173	153	13
Food and Consumer	62	61	2	99	89	11
Agricultural Products	88	95	(7)	129	129	—
Chemicals	137	135	1	266	248	7
Emerging Markets	128	120	7	131	116	13

	732	729	0	1,010	928	9

Automotive	130	139	(6)	218	228	(4)

Coal, Coke and Iron Ore
Coal	417	406	3	438	388	13
Coke and Iron Ore	19	18	6	17	15	13

	436	424	3	455	403	13
Other	—	—	—	20	9	122

Total Rail	1,298	1,292	0	1,703	1,568	9

Intermodal
Domestic	255	285	(11)	208	214	(3)
International	323	290	11	130	115	13
Other	—	—	—	14	(1)	1,500

Total Intermodal	578	575	1	352	328	7

Total Surface Transportation	1,876	1,867	—%	2,055	1,896	8%

	52 Weeks
	Year Loads			Year Revenue
	2004	2003	% Change	2004	2003	% Change

Merchandise
Phosphates and Fertilizers	463	460	1%	$335	$329	2%
Metals	374	348	7	502	435	15
Forest Products	456	459	(1)	669	622	8
Food and Consumer	241	242	(0)	371	351	6
Agricultural Products	351	363	(3)	504	497	1
Chemicals	555	541	3	1,052	989	6
Emerging Markets	500	476	5	497	471	6

	2,940	2,889	2	3,930	3,694	6

Automotive	502	529	(5)	825	853	(3)

Coal, Coke and Iron Ore
Coal	1,636	1,570	4	1,692	1,543	10
Coke and Iron Ore	70	65	8	65	57	14

	1,706	1,635	4	1,757	1,600	10
Other	—	—	—	84	35	140

Total Rail	5,148	5,053	2	6,596	6,182	7

Intermodal
Domestic	1,014	1,060	(4)	783	784	(0)
International	1,261	1,170	8	500	469	7
Other	—	—	—	24	4	500

Total Intermodal	2,275	2,230	2	1,307	1,257	4

Total Surface Transportation	7,423	7,283	2%	7,903	7,439	6%

Prior periods have been reclassified and/or restated to conform to the current year presentation.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS

CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter. In the following discussion of quarterly comparisons, the two periods are compared as if they were of equal duration.

REVENUE

Merchandise

Merchandise showed strong yield improvement in the fourth quarter. On a 52-week basis, revenue was up 9% while volume remained flat. All markets showed year-over-year improvement in revenue-per-car due to continued yield management strategies and the company’s fuel surcharge program.

•	Phosphates and Fertilizers – Phosphate revenue was flat during the quarter. Strength in domestic phosphate rock, ammonia, potash and sulfur, was offset by reduced domestic phosphate demand that is a result of historically high commodity prices.

•	Metals – Metals led all merchandise units in the third quarter with 17% revenue growth. Yield management strategies played a key role in revenue strength. Strong demand continues across all commodity lines. Steel production and mill utilization rates remain at high levels driven by continued strength in domestic steel demand. This combined with increased import movements provided strong growth.

•	Forest Products – Strength in lumber and panel growth was offset by losses in paper due to aggressive pricing and a customer plant machine closure. Lumber reflected continued strength in residential construction. Yield management strategies combined with active fleet management propelled revenues substantially higher than the prior year.

•	Food and Consumer – Increased revenue was led by gains in building products, refrigerated products, canned goods, clay, and appliances. Post-hurricane rebuilding drove the building products’ gains. Revenue gains were primarily driven by the yield management success.

•	Agricultural Products – Volume weakness resulted from less participation in the export and bean markets and targeted price increases on short-haul movements of grain and meals. Despite the volume decline, revenue was flat based on the strength of soybean meal and sweetener price increases. Wheat shipments into Tampa and the Northeast also contributed to revenue growth.

•	Chemicals – Chemicals continue to experience strong demand across most commodities. Strong end-user demand and a rebound in U. S. chemical exports helped drive results. Plastics and chlor alkali experienced the strongest revenue growth, with plant utilization rates for both sectors in the mid-90% range. Several glass manufacturing plant closures adversely affected sand related revenues.

•	Emerging Markets – Volume strength was driven by growth in several markets. Military activity increased by over 200% with the continuation of overseas support efforts. Northern aggregates increased by roughly 23%. Construction and demolition debris and municipal solid waste increased by roughly 10% as traffic from new origins were developed. Lime increased by approximately 18%, with new distribution terminals serving off-rail markets. Yield management strategies contributed to revenue growth across markets.

Automotive

Overall North American light vehicle production increased by appoximately 3%, year over year. Inventory levels remain high at 66 days for most manufacturers and 78 days for the Big 3. Downtime and reduced production at CSX served plants negatively impacted growth.

Coal, Coke and Iron Ore

Coal, coke and iron ore experienced significant volume and revenue gains in export, metallurgical and utility north markets. All lines of business reflect favorable year-over-year revenue-per-car gains. Lake and river market volumes were negatively impacted by producer decisions to send tonnage to other markets.

Intermodal

•	Domestic – Reduction in trailer core moves associated with the network simplification program is the primary driver of volume change. Yields in truck brokerage are improving from system and process improvements. In the wholesale market, the company continues to extract value in a capacity constrained environment. Service levels continue to impact year-over-year comparisons.

•	International – Revenue gains were largely volume related, driven mostly by Asian markets. Westbound empty movements continue to show year-over-year increases.

CSX Corporation and Subsidiaries	Quarterly Flash

SURFACE TRANSPORTATION OPERATING RESULTS (continued)

CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter. In the following discussion of quarterly comparisons, the two periods are compared as if they were of equal duration.

EXPENSE
(Significant Variances Explained)

		Estimated	Increase (Decrease)
	14 Week Variance	Additional Week	13 Week Variance
Labor and Fringe	85	(53)	32
Materials, Supplies and Other	68	(25)	43
Conrail Rents, Fees and Services	(59)	—	(59)
Building and Equipment Rent	—	(8)	(8)
Inland Transportation	4	(6)	(2)
Depreciation	65	(10)	55
Fuel	49	(8)	41

Sub-Total	212	(110)	102
Restructuring Charge	(12)	—	(12)

Total Expense	200	(110)	90

Labor and Fringe expenses increased $32 million during the fourth quarter of 2004 versus the prior year comparable quarter. This increase is attributable to the effects of inflation, along with increases in the Company’s incentive compensation plan. These costs were partially offset by benefits realized from reduced staffing levels.

Materials, Supplies and Other expenses increased $43 million during the fourth quarter of 2004 versus the prior year comparable quarter. The increase is mostly related to higher spending on track, locomotives, car repair and other items.

Conrail Rents, Fees and Services decreased $59 million for the quarter primarily due to the Conrail spin-off transaction completed in third quarter of 2004. This transaction decreased rents paid to Conrail as assets previously leased from Conrail are now owned directly by CSX.

Depreciation increased $55 million for the fourth quarter of 2004 due to an increased depreciation base, mainly attributable to the Conrail spin-off transaction, as assets previously leased from Conrail are now owned directly by CSX.

Fuel increased $41 million for the quarter versus the prior year due to higher fuel prices, net of hedging benefits.

CSX Corporation and Subsidiaries	Quarterly Flash

RAIL OPERATING STATISTICS (a)(b)

		Fourth Quarter			Year
		2004	2003	% Change	2004	2003	% Change

Coal (Millions of Tons)	Domestic:
	Utility	38.0	35.4	7%	141.0	134.3	5%
	Other	5.7	5.1	12	21.7	23.7	(8)

	Total Domestic	43.7	40.5	8	162.7	158.0	3
	Export	3.2	2.5	28	13.5	8.7	55

	Total	46.9	43.0	9	176.2	166.7	6

Revenue Ton-Miles (Billions)	Merchandise	36.7	33.7	9	139.4	133.1	5
	Automotive	2.5	2.4	4	8.8	8.9	(1)
	Coal	21.4	17.7	21	77.9	70.3	11
	Intermodal	6.0	5.6	6	22.4	21.6	3

	Total	66.6	59.4	12	248.5	233.9	6

Gross Ton-Miles(c) (Billions)	Total Gross Ton-Miles	122.9	114.0	8%	467.8	447.9	4%

Service Measurements	Personal Injury Frequency Index (Per 100 Employees)	2.24	2.54	12%	2.29	2.30	0%
	FRA Train Accidents Frequency (Per Million Train Miles)	4.61	4.81	4	4.48	4.66	4
	Average Velocity, All Trains (Miles Per Hour)	20.5	21.4	(4)	20.3	21.1	(4)
	Average System Dwell Time (Hours)	29.3	26.6	(10)	28.7	25.3	(13)
	Average Total Cars-On-Line	233,181	230,864	(1)	233,271	229,926	(1)
	On -Time Originations	52.7%	57.2%	(8)	49.0%	62.0%	(21)
	On -Time Arrivals	41.2%	53.2%	(23)	40.9%	56.9%	(28)
	Average Recrews (Per Day)	55.7	51.6	(8)%	62.6	49.7	(26)%

(a)	Amounts for 2004 are estimated.

(b)	CSX follows a 52/53 week fiscal reporting calendar and 2004 includes 53 weeks, with the extra week in the fourth quarter.

(c)	Amounts exclude locomotive gross ton-miles.

SURFACE TRANSPORTATION FUEL STATISTICS

	Fourth Quarter		Year
	2004	2003	2004	2003
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	161.7	152.5	614.5	591.5
Price Per Gallon (Dollars)	$1.1853	$0.9168	$1.0950	$0.9564
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$(43.4)		$(85.1)

CSX Corporation and Subsidiaries	Quarterly Flash

FINANCIAL MEASURES (Unaudited)(a)

	Years Ended
	Dec. 31,	Dec. 26,
	2004	2003

Working Capital (Deficit) (Dollars in Millions)	$(201)	$(89)
Current Ratio	0.9	1.0
Short-term Debt (Dollars in Millions)	$101	$2
Debt Ratio(b)	48%	51%
All-in Debt Ratio(c)	51%	54%
12-Month Rolling Return on Assets	1.8%	0.6%
12-Month Rolling Return on Equity	6.3%	2.2%

(a)	Prior periods have been reclassified and/or restated to conform to the current year presentation.

(b)	Adjusted to include Conrail obligations.

(c)	Adjusted to include off-balance sheet financing, leases, and Conrail obligations.

OTHER INCOME (EXPENSE) (Unaudited)

(Dollars in Millions)

	Quarters Ended		Years Ended
	Dec. 31,	Dec. 26,	Dec. 31,	Dec. 26,
	2004	2003	2004	2003
Interest Income	$8	$5	$21	$21
Income from Real Estate and Resort Operations	29	37	47	95
Discounts on Sales of Accounts Receivable	—	—	—	(10)
Net Gain on Conrail Spin-off - After Tax	—	—	16	—
Minority Interest	(5)	(2)	(16)	(6)
Miscellaneous	6	(5)	4	(7)

Total	$38	$35	$72	$93

Gross Revenue from Real Estate and Resort Operations Included in Other Income	$71	$90	$217	$274

Prior periods have been reclassified and/or restated to conform to the current year presentation.

EMPLOYEE COUNTS BY SEGMENT - ESTIMATED

	2004				2003
	Nov.	Aug.	May	Feb.	Nov.	Aug.	May	Feb.

Surface Transportation
Rail	31,967	32,123	32,184	32,022	32,160	33,245	33,533	32,547
Intermodal	1,077	1,079	1,087	1,126	1,114	1,115	1,115	1,122
Technology and Corporate	547	547	550	697	810	839	858	887

Total Surface Transportation	33,591	33,749	33,821	33,845	34,084	35,199	35,506	34,556

International Terminals	631	643	778	874	1,001	1,006	1,013	1,035

Other	1,310	1,633	1,417	1,095	1,623	1,851	1,752	1,129

Total	35,532	36,025	36,016	35,814	36,708	38,056	38,271	36,720